Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT 1

TO THE

RESEARCH COLLABORATION AND

LICENSE AGREEMENT

by and between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”)

on the one hand

and

Pieris Pharmaceuticals GmbH

with an office and place of business at Lise-Meitner-Str. 30, 83534 Freising, Germany (“Pieris Freising”)

and

Pieris Pharmaceuticals, Inc.

with an office and place of business at 255 State Street, 9th Floor, Boston, MA 02109, USA (“Pieris US”; Pieris Freising and Pieris US together referred to as “Pieris”)

on the other hand.

WHEREAS,	Roche and Pieris entered on December 8, 2015, into a Research Collaboration and License Agreement (hereinafter called “AGREEMENT”) to work together to develop binders that inhibit or specifically bind to [***] using Pieris Technology and Roche’s [***] for application in particular in cancer;

WHEREAS,	Roche and Pieris are willing to amend the AGREEMENT in accordance with Section 21.10 with this amendment (hereinafter called “AMENDMENT 1”) in order to prolong the Research Term;

THEREFORE,	the parties hereto agree to amend the AGREEMENT as follows:

CONFIDENTIAL TREATMENT REQUESTED

I.	The wording in Section 3.1.4 of the AGREEMENT shall be deleted and replaced by the following:

3.1.4    Research Term

The Research Term shall commence on January 1, 2016 and shall continue until January 1, 2018 unless extended by Roche by providing written notice (including via e-mail) to Pieris no later than September 30, 2017 to prolong the Research Term to continue until April 30, 2018. In the event that Roche opts to prolong the Research term to continue until April 30, 2018, Roche may further extend the Research Term to continue until August 31, 2018 by providing written notice (including via email) to Pieris no later than January 31, 2018. If at the end of the Research Term (including any extension(s)) the original objectives of the Research Plan are not met and Roche is unable to choose Selected Binders for product development, the Parties may agree on whether to further extend the Research Term and the share of funding to be contributed by each Party.

II.	The AMENDMENT 1 will come into effect on May 31, 2017.

III.	All other terms and conditions of the AGREEMENT remain unchanged and in full force and effect, and capitalized terms used in this AMENDMENT 1 shall have the meaning as defined in the AGREEMENT unless otherwise defined in this AMENDMENT 1.

Agreed by the parties through their authorized representatives:

Pieris Pharmaceuticals GmbH /s/ Stephen S. Yoder
Name:	Stephen S. Yoder
Title:	Managing Director

Pieris Pharmaceuticals, Inc. /s/ Stephen S. Yoder
Name:	Stephen S. Yoder
Title:	President and CEO

	F. Hoffmann-La Roche Ltd /s/ Dr. Barbara Lueckel		/s/ Dr. Christof Burri
Name:	Dr. Barbara Lueckel	Name:	Dr. Christof Burri
Title:	Head of Early Stage Partnering	Title:	Legal Counsel

Hoffmann-La Roche Inc.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL TREATMENT REQUESTED

/s/ John P. Parise
Name:	John P. Parise
Title:	Authorized Signatory

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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